UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 7, 2006

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2006, the Human Resources Committee (the “Committee”) of AmSouth Bancorporation (the “Company”) approved the criteria pursuant to which bonuses will be paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company for fiscal 2006 under the Company’s Executive Incentive Plan. The officers are eligible to receive bonuses if certain individual and company performance criteria are achieved during fiscal 2006. The primary Company performance criteria established by the Committee are growth in earnings per share and return on equity for the year ending December 31, 2006. Other factors will be considered by the Committee in evaluating the Company’s overall performance, including, for example, the Company’s performance trends and the performance of the banking industry in general. The resulting Company performance evaluation will provide the sole basis for establishing the bonus for the Chief Executive Officer of the Company. Evaluation of the next four most highly compensated executives is based partly on the foregoing Company performance evaluation, and partly on individual and departmental goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 13, 2006